Exhibit 5

SIDLEY AUSTIN llp	BEIJING	LOS ANGELES
787 SEVENTH AVENUE	BRUSSELS	NEW YORK
NEW YORK, NY 10019	CHICAGO	SAN FRANCISCO
(212) 839 5300	DALLAS	SHANGHAI
(212) 839 5599 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866
December 8, 2008
Merrill Lynch & Co., Inc.
4 World Financial Center
New York, New York 10080

Re:	2010 Deferred Compensation Plan for a Select Group of Eligible Employees
Dear Sirs:
We have acted as counsel for Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about December 8, 2008 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering $100,000,000 of Deferred Compensation Obligations, which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Merrill Lynch & Co., Inc. 2010 Deferred Compensation Plan for a Select Group of Eligible Employees (the “Plan”). In such capacity, we have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.
Based upon the foregoing, we advise you that, in our opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.
Very truly yours,
/s/ Sidley Austin LLP
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships